Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

212-735-3000

February 9, 2009

Visa Inc.

P.O. Box 8999

San Francisco, California 94128-8999

RE:	Visa Inc.;
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Visa Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Registration Statement on Form S-8 of the Company (together with all exhibits thereto, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration by the Company of deferred compensation obligations of the Company up to $[•] (the “Deferred Compensation Obligations”) which represent unsecured obligations to pay deferred compensation in the future in accordance with the Visa Inc. 2005 Deferred Compensation Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to be filed with the Commission under the Act on the date hereof; (ii) the Plan; (iii) the Fifth Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware; (iv) the Amended and Restated By-laws of the Company; (v) certain resolutions of the Board of Directors of the Company; and (vi) such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

(a) the opinion below assumes that the creation of the Deferred Compensation Obligations and the performance by the Company of its obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

(b) the validity or enforcement of the Plan and the Deferred Compensation Obligations may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(c) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Plan or the Deferred Compensation Obligations; and

(d) members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations are valid and binding obligations of the Company, enforceable in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/S/ SKADDEN ARPS SLATE MEAGHER & FLOM LLP